                                                                     Exhibit 5.2



                    [STIBBE SIMONT MONAHAN DUHOT LETTERHEAD]



A.F.J.A. Leijten, advocaat


                                           VersaTel Telecom International N.V.
                                           P.O. Box 22697
                                           1100 DD  Amsterdam





                                           21 July 1999





Dear Sirs,





We are acting as special legal counsel in the Netherlands on matters of Dutch law to VersaTel Telecom International N.V. (the "Company") in connection with the filing by the Company of a registration statement on Form F-1 with the United States Securities and Exchange Commission (the "Registration Statement"). Pursuant to the Registration Statement, 21,250,000 ordinary shares of the Company (the "Offer Shares") will be sold to the public in the framework of an initial public offering by the Company and a number of selling shareholders concurrently with an offering by the Company of Senior Dollar Notes and Senior Euro Notes due 2009. The offering of the ordinary shares will be made pursuant to an Underwriting Agreement among the Company, the selling shareholders named therein and Lehman Brothers Inc. as U.S. Representative of the several U.S. underwriters named in Schedule 1 thereof to be dated 22 July 1999 (the "U.S. Underwriting Agreement") and an International Underwriting Agreement as defined in the U.S. Underwriting Agreement.


In rendering this opinion we have examined and relied upon the following documents:


(1)   A draft of the U.S. Underwriting Agreement marked ST&B draft July 18,
      1999;


(2) a copy of the Preliminary Offering Memorandum (the "Preliminary Offering Memorandum") in relation to the issue of the Offer Shares, dated 30 June 1999;


(3) an on-line excerpt dated 21 July 1999 of the registration of the Company in the Trade Register of the Chamber of Commerce of Amsterdam, The Netherlands (the

      "Excerpt");


(4) the draft articles of association (statuten) of the Company to be dated 23 July 1999, to be executed on that date before Mr. J.H.M. Carlier, civil-law notary, officiating in Amsterdam, The Netherlands, and being in force on the date hereof (the "New Articles");



(5) a copy of the Deed of Incorporation of the Company (the "Deed of Incorporation"), executed on 10 October 1995, before Mr Albert Peter van Lidth de Jeude, civil-law notary, officiating in Amsterdam, The Netherlands;



(6) a company certificate of even date hereof attached hereto as Annex 1 (the "Company Certificate");


and such other documents and such treaties, laws, rules, regulations, and the like, as we have deemed necessary as a basis for the opinions hereinafter expressed.

We have assumed:

(i)   the genuineness of all signatures;

(ii) the authenticity of all agreements, certificates, instruments, and other documents submitted to us as originals;

(iii) the conformity to the originals of all documents submitted to us as copies;


(iv) that the documents referred to under (1), (2) and (4) above will be duly and validly signed and executed by all parties thereto on the dates indicated, substantially in the form as examined by us as drafts;



(v) that the contents of the Excerpt and the Company Certificate are true and complete as of the date hereof; and



(vi) that as of the date hereof the Representations and Warranties and Agreements of the Selling Shareholders set forth in Section 2 of the Underwriting Agreements are true and correct.


Based on the foregoing and subject to any factual matters or documents not disclosed to us in the course of our investigation, and subject to the qualifications and limitations stated hereafter, we are of the opinion that:

A. The Company has been duly incorporated and is validly existing as a "naamloze vennootschap" (company with limited liability) under the laws of The Netherlands.


B. The Offer Shares, to be sold as contemplated in the Registration Statement, when duly issued and delivered in accordance with the provisions of the U.S. Underwriting Agreement and Netherlands law, against payment therefor as provided in the U.S. Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable.



C. The choice of New York law as the law governing the U.S. Underwriting Agreement is valid and binding under the laws of The Netherlands, except
      (i) to the extent that any term
      of the U.S. Underwriting Agreement or any provision of New York law applicable to the U.S. Underwriting Agreement is manifestly incompatible with the public policy (ordre public) of The Netherlands, and except (ii) that a Dutch court may give effect to mandatory rules of the laws of another jurisdiction with which the situation has a close connection, if and insofar as, under the laws of that other jurisdiction those rules must be applied, whatever the chosen law. However, in our opinion, (i) there is nothing in Dutch law which would render any term of the U.S. Underwriting Agreement manifestly incompatible with the public policy (ordre public) of The Netherlands, and (ii) no such mandatory rules of Dutch law are applicable to the U.S. Underwriting Agreement, except that to the extent that issues would involve the corporate organisation of the Company, the courts of The Netherlands will apply Netherlands law as mandatorily applicable to such issues, regardless the chosen law applicable to the U.S. Underwriting Agreement.


In rendering the opinions expressed herein, we have, with your approval, relied without independent investigation as to all matters governed by or involving conclusions under the federal law of the United States of America and the law of the State of New York, upon the opinion (including the qualifications, assumptions and limitations expressed therein) of Shearman & Sterling, United States counsel to the Company, of even date herewith.

In addition to the other assumptions and qualifications contained herein, this opinion letter is further subject to the following qualification:

      Since there is no treaty between the United States and The Netherlands providing for the reciprocal recognition and enforcement of judgments, United States judgments are not enforceable in The Netherlands. However, a final judgment for the payment of money obtained in a United States court, which is not subject to appeal or any other means of contestation and is enforceable in the United States, would in principle be upheld by a Netherlands court of competent jurisdiction when asked to render a judgment in accordance with such final judgment by a United States court, without substantative re-examination or relitigation on the merits of the subject matter thereof; provided that such judgment has been rendered by a court of competent jurisdiction, in accordance with rules of proper procedure, that it has not been rendered in proceedings of a penal or revenue nature and that its content and possible enforcement are not contrary to public policy or public order of The Netherlands.

We express no opinion on any law other than the law of The Netherlands as it currently stands and has been interpreted in published case law of the courts of The Netherlands as per the date hereof. We express no opinion on any laws of the European Communities (insofar as not implemented in The Netherlands in statutes or other regulations of general application).

This opinion is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to. Nothing in this opinion should be taken as expressing an opinion in respect of any representations or warranties, or other information, or any other document examined in connection with this opinion except as expressly confirmed herein.

We hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption "Legal Matters" contained in the prospectus which is included in the Registration Statement.

Yours sincerely,




 /s/ A.F.J.A. Leijten                /s/ M.W. Josephus Jitta
---------------------               ------------------------
A.F.J.A. Leijten                    M.W. Josephus Jitta

                                                                         ANNEX 1


                               COMPANY CERTIFICATE



The undersigned, J.A. van Berne, Corporate Secretary of VersaTel Telecom International N.V. (the "Company") and authorised to represent the Company, hereby declares the following to Stibbe Simont Monahan Duhot in order for them to rely on the contents hereof in the framework of the legal opinion to be issued by them to us in relation to the Registration Statement on Form-1 relating to the proposed initial public offering of 21,250,000 of our Ordinary
Shares:


1. The Company has not proposed and the shareholders of the Company have not resolved to dissolve the Company;

2. The Company is not involved in legal proceedings which are aimed at the dissolution of the Company;

3. The Company has not applied for suspension of payment and has not been declared bankrupt;


4. Since the shareholders resolution of 14 July 1999 to amend the Company's articles of association, no resolution to amend the articles of association of the Company has been taken;



5. Prior to the shareholders resolution of 14 July 1999, no resolution to amend the articles of association of the Company has been taken, which has not been carried out up to this date;



Signed by J.A. van Berne on 21 July 1999.